                                                                   EXHIBIT 10.12


                              AMENDMENT TO LEASES

         This Amendment to Leases is made as of this 30th day of October, 1996 by and between Missouri Falls Associates Limited Partnership, as landlord (the "Landlord"), and Northern Automotive Corporation, as tenant (the "Tenant").

                                    RECITALS

         A. Landlord and Tenant are party to that certain amended and restated lease dated May __, 1989, as amended by that certain First Amendment to Amended and Restated Lease dated November 22, 1991 (the "Original Lease") and that certain lease dated December 10, 1992 between FSL Administrative Services, as predecessor tenant, and Spectrum Properties Incorporated, as predecessor landlord (the "Additional Lease," and together with the Original Lease, the "Leases").

         B.      Landlord and Tenant desire to amend the terms of the Leases.

         Now therefore, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

         1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Leases.

         2.      Term.

         (a) The Lease Term described in the Original Lease is modified to provide that such Lease Term shall expire on October 31, 2006. Section 18 of the First Amendment to the Original Lease and Section 40 of the Original Lease are hereby deleted and of no further force of effect.

         (b) The Term described in the Additional Lease is hereby modified to provide that the Termination Date is October 31, 2006.

         3.      Rent.

         (a) From August 1, 1998 through and including October 31, 2001, Base Rent per square foot shall be payable at the rate set forth in Section 5 of the First Amendment to the Original Lease and effective on July 31, 1998.

         (b) From April 1, 1998 through and including October 31, 2001, Base Rent per square foot for the Leased Premises under the Additional Lease shall be the rent per square foot for Improved Space at the rate set forth in Section 5 of the First Amendment to the Original Lease and effective on July 31, 1998.

         (c) From November 1, 2001 through the end of the lease term, as extended hereby, Base Rent per square foot for the Improved Space (as defined in the Original Lease) and the Leased Premises (as defined in the Additional Lease) shall be adjusted to an amount equal to the applicable base rent for such space in effect on October 31, 2001 multiplied by the lesser of (i) 115%, and (ii) the Cumulative CPI Factor for the period from November 1, 1996 through October 31, 2001. There shall be no decrease in the base rent as a result of the adjustment contemplated by this Section 3(c).

         As used herein "Cumulative CPI Factor" shall mean a fraction, the numerator of which is the Current Number and the denominator of which is the Base Number. As used in this definition, the following capitalized terms shall mean: "Base Number" shall mean The Consumer Price Index for All Urban Consumers, United States City Average, All Items (1982- 84=100), issued by the Bureau of Labor Statistics of the United States Department of Labor (hereinafter called the "Index") for the month immediately prior to the period in question; and "Current Number" shall mean the latest Index published for the last month of the period in question by the Bureau of Labor Statistics or other governmental agency then publishing the Index (or if the Index is no longer published, the index of consumer prices reasonably deemed by Lessor to be comparable to the Index), after making such adjustments as may be prescribed by the agency publishing the same or as otherwise so deemed to be required to compensate for changes subsequent to January 1, 1984 in the base, items included or method of compilation thereof.

         4. Parking. Tenant's parking rights under the Leases shall remain as set forth in such Leases, subject to the reasonable movement (but not diminution in number) of spaces by Landlord.

         5. Conformity. From and after April 1, 1998, the terms and conditions of the Additional Lease shall be modified to conform to the terms of the Original Lease.

         6. Confirmation. Other than as modified hereby, the terms and conditions of the Leases are hereby ratified and confirmed.

         In witness whereof, the undersigned have hereunto set their hands this 30th day of October, 1996.

                                   LANDLORD

                                   Missouri Falls Associates Limited Partnership

                                   By:  Missouri Falls Holdings, Inc.,
                                        general partner

                                   By:  /s/ James Lieb
                                        ---------------------------------------
                                        Name: James Lieb
                                        Title:  Executive Vice President

                                   TENANT

                                   Northern Automotive Corporation

                                   By:  /s/ James G. Bazlen
                                        ---------------------------------------
                                        Name:  James G. Bazlen
                                        Title:  President





                                       3